UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2020

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 E. Foothill Blvd.
Pasadena,	California	91107	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 25, 2020, Green Dot Corporation (the “Company”) announced the appointment of Dan Henry, age 54, as President and Chief Executive Officer of the Company and as a member of the board of directors of the Company (the “Board”). Mr. Henry succeeds William I. Jacobs, who has served as interim Chief Executive Officer from January 2020 until March 25, 2020. Mr. Jacobs will remain Chair of the Board following Mr. Henry’s appointment as President and Chief Executive Officer. J. Christopher Brewster, who has served as interim President of the Company from January 2020 until March 25, 2020, will continue in his role as a member of the Board.
Prior to joining Green Dot, Mr. Henry co-founded and served as and Chairman and Chief Executive Officer of Dama Financial, a financial services provider, from March 2017 to March 2020.  Prior to that, he served as Chief Executive Officer of NetSpend Holdings, Inc., a prepaid debit card provider, from 2008 to 2014 (including after that company’s acquisition by TSYS Corporation in July 2013). Prior to Netspend, in 1994 Mr. Henry co-founded Euronet Worldwide, a provider of secure electronic financial transaction processing, and served as President and Chief Operations Officer at Euronet from 1996 to 2006, and remained on its board of directors until 2008. Mr. Henry has been Chairman of Paysign Inc., a vertically integrated provider of innovative prepaid card programs, digital banking and processing services for corporate, consumer and government application, since 2018.  He also has been a director of The Brink’s Company, the global leader in total cash management, route-based secure logistics and payment solutions, since 2017. Mr. Henry holds a B.S. in business administration with majors in finance, economics and real estate from the University of Missouri-Columbia.
There are no arrangements or understandings, other than the employment agreement between the Company and Mr. Henry described below, pursuant to which Mr. Henry was appointed as President and Chief Executive Officer of the Company and as a member of the Board and Mr. Henry does not have any transactions reportable under Item 404(a) of Regulation S-K.
Employment Agreement with Mr. Henry
On March 24, 2020, the Company entered into an employment agreement with Mr. Henry in connection with his appointment as President and Chief Executive Officer, effective as of March 25, 2020. The employment agreement provides for an initial term of five years, which term will be automatically renewed for one year periods unless otherwise terminated by the Company or Mr. Henry. Under this agreement, Mr. Henry is entitled to: (i) an annual base salary of $800,000 (ii) participate in the Company’s annual Executive Officer Incentive Bonus Plan, with an annual target bonus equal to 125% of base salary and a potential payout between 0% and 200% of target, which will not be less than his prorated target bonus for 2020 based on his period of service during 2020; (iii) payment of all reasonable legal fees and expenses incurred by Mr. Henry in connection with his negotiation of the employment agreement and in connection with his relocation to the Pasadena, California area; and (iv) indemnification as a director and officer. Beginning in 2021, Mr. Henry will also be eligible to receive annual equity grants, at the discretion of the Compensation Committee.
In addition, pursuant to the employment agreement, the Company committed to grant Mr. Henry one-time employment inducement awards consisting of (i) 1,000,000 stock options with a seven-year term that vest subject to Mr. Henry’s continued service over three years, and also subject to the Company achieving certain stock trading prices within a five year period (the “PSOs”); (ii) performance-based restricted stock units having a grant date fair value of $3,000,000, which vest based on the achievement of a one-year EPS target, with 25% vesting at the end of such one-year period and the remaining 75% over the following three years in equal annual installments, in each case subject to Mr. Henry’s continued service through each vesting date (“PSUs”); and (iii) time-based restricted stock units having a grant date fair value of $1,000,000, which vest over three years in equal annual installments, subject to Mr. Henry’s continued service through each vesting date (“RSUs” and collectively, the “Inducement Awards”). The Inducement Awards were granted outside of the Green Dot Corporation 2010 Equity Incentive Plan (the “Stock Plan”), but except as set forth in the award agreements, will generally be subject to the same terms and conditions as apply to the applicable awards granted under the Stock Plan. The Compensation Committee approved the Inducement Awards in reliance on the employment inducement exception to shareholder approval provided under Section 303A.08 of the New York Stock Exchange Listed Company Manual.
In the event Mr. Henry’s employment is terminated by the Company without “cause” or by Mr. Henry for “good reason” (in each case, as defined in the employment agreement), Mr. Henry will be entitled, subject to his execution and non-revocation of a release of claims, to the following: (i) prorated bonus for the year of termination, based on target performance, (ii) a lump sum payment equal to one times (or, in the event such termination of employment occurs, generally, within two years after a Corporate Transaction (as defined in the Stock Plan) one and one-half (1 ½) times) the sum of Mr. Henry’s then-current base salary plus target annual bonus opportunity, (iii) a lump sum payment equal to one year (or, in the event such termination of employment occurs, within sixty days before or two years after a Corporate Transaction, two years) of COBRA premium costs, and (iv) deemed satisfaction of the service vesting conditions applicable to any outstanding RSUs, PSUs or PSOs granted as Inducement Awards that would have become service-vested within 12 months after such termination, assuming monthly vesting for the RSUs and PSUs (or, in the event termination of employment occurs, generally, within sixty days before or two years after a Corporate Transaction, such service-vesting for the PSUs shall be deemed satisfied in full), subject in the case of the PSUs or PSOs to achievement of applicable performance conditions within 12 months after such termination (or, in the event termination of employment occurs, generally, within two years after a Corporate Transaction, such performance conditions applicable to the PSUs to be deemed achieved at the greater of actual or target performance), and with the PSOs to remain exercisable for two years after termination.
The employment agreement also provides that, if compensation and benefits payable would be subject to Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced to the extent such reduction would place Mr. Henry in a better net after-tax position.
The foregoing descriptions of Mr. Henry’s employment agreement and agreements providing for the Inducement Awards are qualified in their entirety by the terms of such agreements, which are filed as Exhibits 10.1 through 10.4 hereto and incorporated herein by reference.
The press releases announcing Mr. Henry’s appointment as President and Chief Executive Officer and the Inducement Awards are furnished as Exhibit 99.1 and 99.2 hereto, respectively. The information set forth in Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1*	Employment Agreement between Dan Henry and Green Dot Corporation dated March 24, 2020.

10.2*	Form of Green Dot Corporation Inducement Stock Option Award Agreement, dated March 25, 2020.

10.3*	Form of Green Dot Corporation Inducement Award Agreement (Performance Restricted Stock Unit), dated March 25, 2020.

10.4	Form of Green Dot Corporation Inducement Award Agreement (Restricted Stock Unit), dated March 25, 2020.

99.1	Press release dated March 25, 2020, announcing appointment of Dan Henry as President and Chief Executive Officer.

99.2	Press release dated March 25, 2020, announcing inducement equity award to Dan Henry.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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*	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: March 30, 2020